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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           January 8, 1997




                                   ZILA, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                      0-17521                       86-0619668
(State or other jurisdiction      (Commission               (IRS Employer
of incorporation)                File Number)              Identification No.)



5227 North 7th Street, Phoenix, Arizona                          85014-2800
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code  602-266-6700



                                 Not applicable.
         (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS.

          Zila, Inc. ("Zila" or the "Company") entered into a Merger Agreement with Bio-Dental Technologies Corporation, a California corporation ("Bio-Dental"), whereby Bio-Dental will become a wholly owned subsidiary of Zila through the merger of Zila Merger Corporation, a wholly owned subsidiary of Zila ("Merger Sub"), with and into Bio-Dental (the "Merger"), as previously reported by Zila pursuant to a Current Report on Form 8-K dated August 8, 1996. The Merger was consummated on January 8, 1997 (the "Effective Date").

          Upon the Effective Date of the Merger: (i) Bio-Dental became a wholly owned subsidiary of Zila by merger of the Merger Sub with and into Bio-Dental;
(ii) the stockholders of Bio-Dental, by such merger, became stockholders of Zila, as each outstanding share of common stock, $.01 par value, of Bio-Dental (the "Bio-Dental Common Stock") was converted into 0.825 shares of the common stock, $.001 par value, of Zila (the "Zila Common Stock"); (iii) each outstanding option to purchase Bio-Dental Common Stock was converted into an option to purchase a number of shares of Zila Common Stock equal to the number of shares of Zila Common Stock which the holder of such option would have received in the Merger in exchange for the shares of Bio-Dental Common Stock subject to such option if such option had been exercised immediately prior to the Effective Date, at an exercise price per share determined by dividing the exercise price per share of Bio-Dental Common Stock subject to such option, as in effect immediately prior to the Effective Date, by a fraction the numerator of which is the number of shares of Zila Common Stock subject to such option immediately after the Effective Date and the denominator of which is the number of shares of Bio-Dental Common Stock subject to such option immediately prior to the Effective Date and rounding the resulting per-share exercise price up to the nearest whole cent; (iv) each outstanding warrant to purchase Bio-Dental Common Stock was converted into a warrant to purchase a number of shares of Zila Common Stock equal to the number of shares of Zila Common Stock which the holder of such warrant would have received in the Merger in exchange for the shares of Bio-Dental Common Stock subject to such warrant if such warrant had been exercised immediately prior to the Effective Date, at an exercise price per share determined by dividing the exercise price per share of Bio-Dental Common Stock subject to such warrant, as in effect immediately prior to the Effective Date, by a fraction the numerator of which is the number of shares of Zila Common Stock subject to such warrant immediately after the Effective Date and the denominator of which is the number of shares of Bio-Dental Common Stock subject to such warrant immediately prior to the Effective Date and rounding the resulting per-share exercise price up to the nearest whole cent; and (v) the separate existence of the Merger Sub (except as may be continued by operation of law) ceased and Bio-Dental continued as the surviving corporation.

          Following the Merger, Zila intends to continue the present operations of Bio-Dental from Bio-Dental's current headquarters in Rancho Cordova, California.



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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ZILA, INC.



Date: January 22, 1997             By /s/ Joseph Hines
                                     _____________________________
                                          Joseph Hines
                                          President


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